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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of Courier Corporation on Form S-8, to register an additional 100,000 shares of Common Stock under the Company's Amended and Restated 1993 Stock Incentive Plan, of our report dated November 9, 1995 on our audits of the financial statements of Courier Corporation, included in the Company's Annual Report on Form 10-K for the year ended September 30, 1995.


                                                        COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
May 1, 1996




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